UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2011

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686	27-1616811
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

300-1055 West Hastings Street
Vancouver, BC	V6E 2E9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 681-7311

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 21, 2011, Quantum Solar Power Corp. (the “Company”) entered into a public relations agreement (the “Agreement”), with Vorticom Inc. (“Vorticom”). Under the terms of the Agreement, Vorticom has agreed to provide the Company with public relations services in the media and with other marking communication activities. The Agreement is effective July 5, 2011 and is for a term of 12 months. In consideration of Vorticom’s business advisory services, the Company will pay $5,625 USD per month and grant 1,875 warrants (the “Warrants”) each month, to purchase shares of the Company’s common stock at an exercise price of $1.00 until the earlier of July 5, 2012 or the termination of the Agreement. The Warrants are to be issued quarterly. The Company has agreed to reimburse Vorticom for applicable out-of-pocket expenses. The Company may cancel the Agreement at any time by providing 30 days notice.

The Warrants and any shares issued on exercise of the Warrants will be issued pursuant to the provisions of Rule 506 of Regulation D of the Act. Vorticom represented that it was an accredited investor as defined under Regulation D.

The above summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Public Relations Agreement dated June 21, 2011 between the Company and Vorticom Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM SOLAR POWER CORP.

Date: June 27, 2011
	By:	/s/ Daryl J. Ehrmantraut

Daryl J. Ehrmantraut
President and Chief Executive Officer